Exhibit 99.2

 Intrawest Resorts Holdings, Inc.Fiscal 2015 Year-End Earnings Call PresentationSeptember 9, 2015

 Important Information  2  This document contains forward-looking statements. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Intrawest operates as well as the Company’s beliefs and assumptions regarding our operations and financial performance, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, industry results or market trends to differ materially from those expressed or implied by such forward-looking statements. Therefore any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, words such as “Expects”, “Anticipates”, “Should”, “Intends”, “Plans”, “Believes”, “Seeks”, “Estimates”, “Projects”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict, including those described in Part I - Item 1A, ‘‘Risk Factors’’ in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the Securities and Exchange Commission (“SEC”) on September 9, 2015, as may be revised in subsequent SEC filings. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The actual performance of Intrawest may differ from the budget, projections and returns set forth herein and may differ materially.Certain information contained herein has been obtained from published and non-published sources. Such information has not been independently verified by Intrawest. Except where otherwise indicated, the information provided herein is based on matters as they exist as of the date of preparation and not as of any future date, and will not be updated or otherwise revised to reflect information that subsequently becomes available, or circumstances existing or changes occurring after the date hereof.This presentation is part of the fiscal 2015 year-end earnings call dated September 9, 2015, and includes certain non-GAAP financial measures, including Adjusted EBITDA (“Adj. EBITDA”). Non-GAAP financial measures such as Adj. EBITDA should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please refer to our Current Report on Form 10-K filed September 9, 2015 with the SEC for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP.We use Adj. EBITDA as a measure of our operating performance. Adj. EBITDA is a supplemental non-GAAP financial measure.Our board of directors and management team focus on Adj. EBITDA as a key performance and compensation measure. Adj. EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adj. EBITDA. Adj. EBITDA is not a substitute for net income (loss), income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adj. EBITDA. Although we believe that Adj. EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adj. EBITDA differently than we do. As a result, it may be difficult to use Adj. EBITDA to compare the performance of those companies to our performance. Adj. EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adj. EBITDA as a supplemental measure.

Strong FY15 Results & FY16 Indicators

FY15 Results Exceeded the High End of Guidance

Adjusted EBITDA of $112.7mm, +11.4% over prior year, +$4.7mm above guidance

Same Store Mountain Segment Growth

Revenue +6.4% & Adjusted EBITDA +12.6%

Positive Indicators for FY16

Season Pass and Frequency Product Sales +15% & CMH reservations +8%

INTRAWEST

2

Momentum with Season Pass Strategy for FY16  3  Introducing the M.A.X. Pass in partnership with Boyne and Powdr (totaling 22 resorts)Expanded Rocky Mountain Super Pass Plus to include Alyeska, Alaska; Cardrona, New Zealand; and the Hoshino Resorts in JapanSeason Pass and Frequency Product sales up over 15% versus same time last year    Diversified Footprint Across North America    Season Pass & Frequency Product Revenue1 as % of Lift Revenue  Colorado  New Zealand  Japan  Alaska  In constant currency (FY13 FX applied to Canadian lift revenue in FY14 and FY15), excluding Blue Mountain in all years.

 Continued Opportunity from Growth Capital Investments  4  $8mm to $12mm in Growth CapEx in CY15 targeting mid-teen returnsSnowmaking improvements in the East and RFID technology at Steamboat and Winter ParkNewly renovated Stratton Base Lodge on target to debut mid-December  Visual – SBL Rendering

 Fiscal 2015 Financial Highlights  6  (US$mm)  Same Store is calculated on a constant currency basis and as if 100% of Blue Mountain was owned during all periods presented  Note: Totals may not add due to rounding.

 Fiscal Year 2016 Guidance  7  Assumes normal weather and a USD/CAD exchange rate of 1.33 vs. 1.24 in FY15In constant currency, Adjusted EBITDA guidance represents 6% to 10% growth

 Summary  8  Strong FY15 Revenue and Adjusted EBITDA GrowthBeat high end of guidance & delivered Adjusted EBITDA of $112.7mm  Same Store Mountain Segment GrowthRevenue +6.4% & Adjusted EBITDA + 12.6%  Positive Indicators for FY16Season Pass and Frequency Product Sales +15% & CMH reservations +8%